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                                                               Exhibit 99.(1)(a)




                              CERTIFICATE OF TRUST
                                       OF
                              GRANUM SERIES TRUST

     This Certificate of Trust of GRANUM SERIES TRUST, a business trust which proposes to register under the Investment Company Act of 1940, as amended (the "Business Trust"), filed in accordance with the provisions of the Delaware Business Trust Act (12 Del. Code Sections 3801 et seq.), sets forth the following:

     FIRST: The name of the Business Trust is GRANUM SERIES TRUST.

     SECOND: As required by 12 Del. Code Sections  3807(b) and
3810(a)(1)(b), the name and business address of the Business Trust's Registered Agent for Service of Process and the address of the Business Trust's Registered Office are:

                                        Address of Business
                                        Trust's Registered
                                        Office and Business
                                        Address of Registered
     Resident Agent                     Agent
     --------------                     ------------------------

     National Corporate Research, Ltd.  9 East Loockerman Street
                                        Dover, DE 19901

     The names and business addresses of the initial trustees of the Business Trust are as follows:

     Name                     Business Address
     ----                     ----------------

     Lewis M. Eisenberg       126 East 56th Street
                              New York, NY 10022

     Walter F. Harrison, III  126 East 56th Street
                              New York, NY 10022

     THIRD: The nature of the business or purpose or purposes of the Business Trust as set forth in its governing instrument is to conduct, operate and carry on the business of a management investment company registered under the Investment Company Act of 1940, as amended, through one or more series of shares of beneficial interest, investing primarily in securities.



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     FOURTH: The trustees of the business trust, as set forth in its governing instrument, reserve the right to amend, alter, change or repeal any provision contained in this Certificate of Trust, in any manner now or hereafter prescribed by statute.

     FIFTH: This Certificate of Trust shall become effective immediately upon its filing with the Office of the Secretary of State of the State of Delaware.

     IN WITNESS WHEREOF, the undersigned, being the initial trustees of GRANUM SERIES TRUST, have duly executed this Certificate of Trust as of this 19th day of December, 1996.
                                           /s/ Lewis M. Eisenberg
                                           ------------------------------------
                                           Lewis M. Eisenberg, as Trustee and
                                           not individually


                                           /s/ Walter F. Harrison, III
                                           ------------------------------------
                                           Walter F. Harrison, III as Trustee
                                           and not individually